UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2016

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01—Regulation FD Disclosure.

On December 12, 2016, Cumulus Media Inc. (the “Company”) issued a press release announcing the launch of a private exchange offer (the “Exchange Offer”) for any and all 7.75% Senior Notes due 2019 (the “Outstanding Notes”) issued by Cumulus Media Holdings Inc. (“Holdings”), a direct wholly owned subsidiary of the Company, and guaranteed by the Company.

As previously reported, on December 6, 2016, the holders of approximately $349.7 million, or 57.3%, of the aggregate principal amount of the Outstanding Notes (“Supporting Noteholders”) entered into a refinancing support agreement (the “Refinancing Support Agreement”) with the Company, Holdings and certain subsidiaries of Holdings, pursuant to which the Supporting Noteholders agreed to tender their Outstanding Notes in the Exchange Offer, subject to certain conditions set forth in the Refinancing Support Agreement.

The purpose of the Exchange Offer is to refinance the Outstanding Notes and thereby reduce, and extend the maturity of, the Company’s indebtedness, which the Company believes will promote its long-term financial viability. The Company will not retain any cash proceeds from borrowings incurred in connection with the Exchange Offer. The Outstanding Notes tendered and refinanced in connection with the Exchange Offer will be retired and cancelled and will not be reissued.

If 100% of the aggregate principal amount of the Outstanding Notes is tendered and accepted in the Exchange Offer, upon completion of the Exchange Offer, former noteholders will hold approximately 33.3% of the common equity of the Company (based on today’s outstanding common stock and after giving effect to the Exchange Offer) and the Company will have retired $610.0 million in outstanding unsecured indebtedness represented by the Outstanding Notes and incurred $305.0 million in secured indebtedness represented by the revolving loans (as defined below) under the Company’s the Amended and Restated Credit Agreement, dated as of December 23, 2013, among Holdings, as borrower, the Company, as parent, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties from time to time party thereto (the “existing credit agreement”).

The consideration provided to holders in the Exchange Offer, as set forth in more detail in the press release attached hereto as Exhibit 99.1, will consist of (i) (a) revolving loans due 2020 (the “revolving loans”) or (b) participation interests in the revolving loans (the “participation interests”) and (ii) shares of Class A common stock (and/or warrants to purchase an equal number of shares of Class A common stock if deemed necessary to comply with the requirements of the Communications Act of 1934, as amended, or the rules, regulations and policies promulgated by the Federal Communications Commission in effect from time to time (the “warrants”)) for any and all Outstanding Notes tendered by such holders in the Exchange Offer. At the Settlement Date, the participation interests will automatically be deposited into an entity that we will establish to effect the refinancing, Cumulus Pass Through Trust, a Delaware statutory trust (the “Trust”), in exchange for an equal aggregate principal amount of new trust certificates due 2020 (the “trust certificates”), representing fractional undivided interests in the property of the Trust (the “Trust Property”). The Trust Property will consist of:

a)	participation interests in the revolving loans, with an aggregate principal amount equal to the aggregate principal amount of outstanding trust certificates;

b)	funds resulting from payments made in respect of interest and fees on the revolving loans and repayments of revolving loans with a corresponding reduction in commitments, in each case which are deposited into the Trust from time to time for distribution to holders of trust certificates (“Certificateholders”);

c)	funds resulting from repayments of principal on the revolving loans without a corresponding reduction in commitments that are deposited on behalf of the Trust with an institution, as a lender under the existing credit agreement (the “new revolving lender”), from time to time and held by the new revolving lender to fund any future revolving borrowings or for distribution to the Trust for distribution to Certificateholders once the commitments relating to such repayment amounts have been terminated; and

d)	certain other assets and contractual rights and remedies as described in more detail in the Offering Memorandum provided to noteholders in connection with the Exchange Offer (the “Offering Memorandum”).

The revolving loans will be issued under the existing credit agreement. In connection with the Exchange Offer, Holdings will borrow up to $305.0 million aggregate principal amount of revolving loans under the existing credit agreement. The revolving loans will be general obligations of Holdings, secured by first priority liens, ratably with the first priority liens securing other obligations under the existing credit agreement, on substantially all of the assets of Holdings (other than certain excluded assets) and will be guaranteed on a senior secured basis by the Company and the subsidiaries of Holdings that guarantee the other obligations under the existing credit agreement.

As previously reported, in connection with the Exchange Offer, the Company will seek to amend and restate its Third Amended and Restated Certificate of Incorporation to provide for the issuance of (i) shares of Class D common stock of the Company (the “Class D common stock”), and (ii) shares of Class E common stock of the Company (the “Class E common stock”) to certain Supporting Noteholders, in addition to the consideration otherwise provided to those Supporting Noteholders in the Exchange Offer, in consideration of the Company’s obligations under the Refinancing Support Agreement to provide such Supporting Noteholders with certain governance rights, including the ability to collectively nominate two directors to the Company’s board of directors (the “Noteholder Directors”). Subject to certain conditions, the Supporting Noteholders that receive shares of Class D common stock and Class E common stock may elect or designate the Noteholder Directors at each annual meeting of the Company’s stockholders. The shares of Class D common stock and Class E common stock issued to such Supporting Noteholders will not have any voting rights, other than with respect to the election of the Noteholder Directors or as provided by law. The holders of Class D common stock and Class E common stock will share equally on a per share basis with the holders of Class A common stock with respect to dividends or other distributions that may be declared by the Company’s board of directors from time to time or in the liquidation or winding up of the Company. The shares of Class D common stock and Class E common stock will be automatically convertible into an equal number of shares of Class A common stock upon the occurrence of certain events or at the option of the holder thereof.

Ipreo LLC (“Ipreo”) has been appointed as the exchange agent and the information agent for the Exchange Offer. Questions concerning the Exchange Offer, procedures for tendering Outstanding Notes in the Exchange Offer or requests for additional copies of the Offering Memorandum or other documentation relating to the Exchange Offer should be directed to Ipreo at the following address:

Ipreo LLC

1359 Broadway, 2nd Floor

New York, New York 10018

Attn: Aaron Dougherty

Banks and Brokers call: (212) 849-3880

Toll free: (888) 593-9546

Email: exchangeoffer@ipreo.com

The Exchange Offer will be made, and the revolving loans, the participation interests, the trust certificates and the shares of Class A common stock (or warrants, if applicable), Class D common stock and Class E common stock will be offered and issued, only to holders of Outstanding Notes that (a) are both (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), which are also institutional “accredited investors” as defined in the Securities Act, and (ii) “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and (b) are not “benefit plan investors” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, in a private placement in reliance upon an exemption from the registration requirements of the Securities Act. The holders of Outstanding Notes that are eligible to participate in the Exchange Offer pursuant to the foregoing conditions are referred to as “Eligible Holders.” The holders of Outstanding Notes that are not Eligible Holders will not be able to receive the Offering Memorandum or to participate in the Exchange Offer.

The offering of the revolving loans, the participation interests, the trust certificates and the shares of Class A common stock (or warrants, if applicable), Class D common stock and Class E common stock will not be registered under the Securities Act or any state securities law. The trust certificates and the shares of Class A common stock (or warrants, if applicable), Class D common stock and Class E common stock will be subject to restrictions on transfer and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In accordance with the terms of the Refinancing Support Agreement, at the Settlement Date, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Supporting Noteholders pursuant to which the Company will agree to file with the Securities and Exchange Commission, within sixty (60) days following the Settlement Date, subject to the terms and conditions contained in the Registration Rights Agreement, a registration statement registering for resale (i) the shares of Class A common stock issued in the Exchange Offer (or warrants, if applicable, and shares of Class A common stock underlying such warrants, if applicable) and (ii) the shares of Class A common stock into which the shares of Class D common stock and Class E common stock issued to certain Supporting Noteholders are convertible. Additionally, the Trust has not been and will not be registered as an “investment company” under the Investment Company Act, in reliance on the exemption set forth in Section 3(c)(7) thereof.

The information contained in this report shall not constitute an offer to sell or exchange, or a solicitation of an offer to sell or exchange, any securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful. The Exchange Offer will be made solely pursuant to an offer to exchange and related letter of transmittal, which will set forth the complete terms and conditions of the Exchange Offer.

The Company has engaged in discussions with its term lenders under the existing credit agreement regarding the Exchange Offer. While discussions may continue and result in an alternative transaction, there are no assurances that the parties will come to an agreement on an alternative transaction. In addition, the Exchange Offer is subject to numerous conditions including those contained in the Refinancing Support Agreement which are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2016. There is no assurance that these conditions will be satisfied or waived.

Item 8.01—Other Events.

A copy of the press release announcing the launch of the Exchange Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01—Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of December 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard Denning
	Name:	Richard Denning
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 12, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated as of December 12, 2016.